AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements that follow are presented to reflect the pro forma effects of the sales of all of the issued and outstanding membership interests of NEG Oil & Gas LLC and of the Atlantic City Gaming operations of Atlantic Coast Entertainment Holdings, Inc., of which we own approximately 67.6% of the common stock, as if each transaction occurred on the dates indicated as discussed below.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 has been prepared as if the sales had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 has been prepared to give effect to the unaudited pro forma adjustments necessary as if the sales had occurred on January 1, 2005. The unaudited consolidated statements of operations for the nine months ended September 30, 2006 included in our Form 10-Q for the quarterly period ended September 30, 2006 filed with the SEC on November 9, 2006 presented the results of NEG Oil & Gas and the Atlantic City Gaming properties as discontinued operations in the consolidated statements of operations.

The unaudited pro forma condensed results do not purport to be indicative of the financial position and results of operations that we will obtain in the future, or that we would have obtained if the sales were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. These unaudited pro forma condensed financial statements have been derived from, and should be read together with, our historical consolidated financial statements and notes thereto as of September 30, 2006 (unaudited) and for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005. The historical consolidated financial statements and related notes thereto are included in our quarterly report on Form 10-Q for the nine months ended September 30, 2006 and our annual report on Form 10-K, as amended, for the year ended December 31, 2005.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(In $000s)

		Pro Forma Adjustments		Pro Forma Adjustments
ASSETS	Historical	Sale of NEG Oil & Gas		Sale of Gaming Properties		Pro Forma
Current assets:
Cash and cash equivalents	$280,706	$1,015,000	(1)	$224,804	(1)	$1,520,510
Investments	1,037,198					1,037,198
Inventories, net	279,523					279,523
Trade, notes and other receivables, net	168,768					168,768
Other current assets	121,406	(12,095)	(2)	(16,138)	(2)	93,173
Assets held for sale	1,304,988	(1,006,771)	(3)	(252,599)	(3)	45,618

Total current assets	3,192,589	(3,866)		(43,933)		3,144,790

Property, plant and equipment, net	804,681					804,681
Investments	15,410	231,156	(1)			246,566
Intangible assets	26,553					26,553
Other assets	64,081			50,000	(1)	114,081

Total assets	$4,103,314	$227,290		$6,067		$4,336,671

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$203,209	$18,070	(4)	$0		$221,279
Current portion of long-term debt	18,752					18,752
Margin liability on marketable securities	149,003					149,003
Liabilities of discontinued operations held for sale	420,905	(385,725)	(3)	(35,180)	(3)	0
Other current liabilities	22,110					22,110

Total current liabilities	813,979	(367,655)		(35,180)		411,144

Long-term debt	1,185,911					1,185,911
Other non-current liabilities	21,548					21,548
Preferred limited partnership units:	116,238					116,238
Total long-term liabilities	1,323,697	0		0		1,323,697
Total Liabilities	2,137,676	(367,655)		(35,180)		1,734,841

Minority interests	266,338	35,000	(5)	1,900	(5)	303,238

Partners' equity	1,699,300	559,945	(5)	39,347	(5)	2,298,592

Total liabilities and partners' equity	$4,103,314	$227,290		$6,067		$4,336,671

See accompanying notes

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(In $000s except per Unit amounts)

	Historical	Pro Forma Adjustments (6)	Pro Forma
Revenues:
Oil and Gas	$198,854	$(198,854)	$0
Gaming	490,321	(162,339)	327,982
Real Estate	100,637		100,637
Home Fashion	472,681		472,681
	1,262,493	(361,193)	901,300
Expenses:
Oil and Gas	161,333	(161,333)	0
Gaming	430,142	(169,187)	260,955
Real Estate	79,291		79,291
Home Fashion	495,110		495,110
Holding Company	14,436		14,436
Acquisitions costs	4,664		4,664
	1,184,976	(330,520)	854,456

Operating income	77,517	(30,673)	46,844
Other income (expense), net:
Interest expense	(104,014)	23,876	(80,138)
Interest income	45,889	(18,342)	27,547
Impairment charges on GB Holdings, Inc.	(52,366)	52,366	0
Other income (expense), net	(10,062)	391	(9,671)
Income (loss) from continuing operations before income taxes
and minority interests	(43,036)	27,618	(15,418)
Income tax (expense) benefit	(21,092)	2,922	(18,170)
Minority interests	13,822	(3,682)	10,140

Income (loss) from continuing operations	(50,306)	26,858	(23,448)

Discontinued operations:
Income (loss) from discontinued operations	1,413	(26,858)	(25,445)
Gain on sales and disposition of real estate	21,849		21,849
Income (loss) from discontinued operations	23,262	(26,858)	(3,596)

Net earnings (loss)	$(27,044)	$-	$(27,044)

Net earnings (loss) attributable to:
Limited partner	$(21,640)		$(21,640)
General partner	(5,404)		(5,404)
	$(27,044)		$(27,044)
Net earnings (loss) per limited partnership unit:
Basic earnings:
Income (loss) from continuing operations	$(0.82)		$(0.33)
Income (loss) from discontinued operations	0.42		(0.07)
Basic earnings (loss) per LP unit	$(0.40)		$(0.40)
Weighted average limited partnership units outstanding:	54,085		54,085
Diluted earnings:
Income (loss) from continuing operations	$(0.82)		$(0.33)
Income (loss) from discontinued operations	0.42		(0.07)
Diluted earnings (loss) per LP unit	$(0.40)		$(0.40)
Weighted average LP units and equivalent partnership units outstanding	54,085		54,085

See accompanying notes

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

NOTE 1 - BASIS OF PRESENTATION

On November 21, 2006, our indirect wholly-owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC to Riata Energy, Inc., currently doing business as SandRidge Energy, Inc., or SandRidge, for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock, valued at $18 per share, and the repayment by SandRidge of $300.0 million of debt of NEG Oil & Gas. The agreement provides for an adjustment to the purchase price, within 60 days after the closing date, based on the amounts of net working capital and cash balances of NEG Oil & Gas that are greater or less than $0 and $50 million, respectively, as of the closing date.

On November 21, 2006, pursuant to an agreement dated October 25, 2006 among American Real Estate Holdings Limited Partnership, or AREH, NEG Oil & Gas and National Energy Group, Inc., or NEGI, our majority owned subsidiary, NEGI transferred its membership interest in NEG Holding LLC to NEG Oil & Gas in consideration of approximately $261.1 million. Of that amount, $149.6 million was used to repay the NEGI 10.75% senior notes due 2007, including principal and accrued interest, all of which was held by us.

On November 17, 2006, our indirect majority-owned subsidiary, Atlantic Coast Entertainment Holdings, Inc., ACE Gaming LLC, a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Coast which owns The Sands Hotel and Casino in Atlantic City, AREH, of which we are the 99% limited partner, and certain other entities owned by or affiliated with AREH completed the sale to Pinnacle Entertainment, Inc., of the outstanding membership interests in ACE and 100% of the equity interests in certain subsidiaries of AREH which own parcels of real estate adjacent to The Sands, including 7.7 acres of land adjacent to The Sands known as the Traymore site. The aggregate price was approximately $274.8 million, of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to affiliates of AREH for subsidiaries which own the Traymore site and the adjacent properties. Under the terms of the agreement, $50.0 million of the purchase price paid to Atlantic Coast was deposited into escrow pending satisfaction of certain conditions.

The unaudited pro forma consolidated financial statements reflect the pro forma effects of the sales of the oil and gas and Atlantic City Gaming operations as described above. The unaudited pro forma consolidated balance sheet as of September 30, 2006 has been prepared based upon the historical consolidated balance sheet of AREP assuming that the aforementioned transactions occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 has been prepared based upon the historical consolidated statement of operations of AREP for such period assuming that the aforementioned transactions occurred on January 1, 2005.

NOTE 2 - DISCONTINUED OPERATIONS

As disclosed in Note 4 of the notes to the unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2006 filed with the SEC on November 9, 2006, in September 2006, we entered into agreements (a) with Pinnacle, pursuant to which Pinnacle agreed to acquire all of the outstanding membership interests in ACE, which owns The Sands, and 100% of the equity interests in certain subsidiaries of AREH which own parcels of real estate adjacent to The Sands and (b) a letter of intent and exclusivity agreement with SandRidge with respect to the potential sale of our interests in NEG Oil & Gas. As a result, the financial position and results of these operations included in the consolidated balance sheets as of September 30, 2006 and December 31, 2005 and consolidated statements of operations for the three and nine months ended September 30, 2006 and 2005, respectively, in our Form 10-Q were presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with Statement of Financial Accounting Standards No. 144 (SFAS No. 144), “Accounting for the Impairment or Disposal of Long-Lived Assets.”

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 included in this Form 8-K includes the pro forma adjustments to income from continuing operations assuming that the transactions described above occurred on January 1, 2005. In accordance with Rule 11-02 of Regulation S-X, a pro forma statement of operations for the nine months ended September 30, 2006 is not presented, as AREP’s oil and gas and Atlantic City operations were presented as discontinued operations in the unaudited statement of operations for such period included in the Form 10-Q for the quarterly period ended September 30, 2006.

NOTE 3 - PRO FORMA ADJUSTMENTS RELATING TO THE TRANSACTIONS

(1)	Reflects:
a.
Cash proceeds of $1.015 billion and 12,842,000 shares of SandRidge common stock (valued at $18.00 per share) received upon the closing of the sale of NEG Oil & Gas, as if such proceeds and shares had been received on September 30, 2006; and

b.
The total consideration paid pursuant to the agreement with Pinnacle of approximately $274.8 million (of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to certain affiliates of AREH for the Traymore site and other adjacent properties), as if such proceeds had been received on September 30, 2006. Under the terms of the agreement, $50.0 million of the purchase price paid to Atlantic Coast was deposited into escrow pending satisfaction of certain conditions.

(2)	Reflects expected utilization of deferred income tax assets relating to the estimated gain to be recognized by NEGI and Atlantic Coast.
(3)	Reflects the elimination of the September 30, 2006 carrying value of the assets and liabilities of NEG Oil & Gas and the Atlantic City Gaming operations.
(4)	Reflects:
a.	The application of the $10.0 million paid by SandRidge upon signing the exclusivity agreement and letter of intent in September 2006 to the purchase price for NEG Oil & Gas; and
b.
Estimated income taxes payable by NEGI of $28.1 million (net of utilization of deferred income tax assets) relating to the gain to be recognized by NEGI from the purchase by NEG Oil & Gas of NEGI’s membership interest in NEG Holding LLC.

(5)	Reflects the amount of net gain on the transactions, less applicable income taxes and minority interests.
(6)
Reflects the reversal of revenues and expenses included in income from continuing operations attributable to the sale of NEG Oil & Gas and the Atlantic City Gaming operations, respectively, net of income taxes.